TROUTMAN SANDERS
                           600 PEACHTREE STREET, SUITE 5200
                                  ATLANTA, GA  30308
                                     404-885-3000

                                    March 31, 1995


          The Southern Company
          64 Perimeter Center East
          Atlanta, Georgia  30346

               Re:  The Southern Company
                    Registration Statement on Form S-8

          Ladies and Gentlemen:

               We have examined the above-captioned registration statement and related prospectus proposed to be filed by The Southern Company ("Southern") with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of shares of its common stock, par value $5 per share (the "Stock"), to be offered pursuant to the Southern Electric International, Inc. Savings Plan for Covered Employees (the "Plan"). We have also examined certified copies of Southern's Certificate of Incorporation, as amended, and of its by-laws and are familiar with all proceedings relating to the issuance and sale of the Stock.

               We are of the opinion that:

                    (a) Southern is a corporation duly organized and existing under the laws of the State of Delaware, is domesticated under the laws of the State of Georgia, and is qualified to do business as a foreign corporation under the laws of the State of Alabama.

                    (b) Upon compliance with the relevant provisions of the Securities Act of 1933, upon issuance by the Securities and Exchange Commission of an appropriate order or orders under the Public Utility Holding Company Act of 1935, and upon compliance with the securities or blue sky laws of any jurisdiction applicable thereto, Southern may legally issue and sell the Stock in accordance with the Plan without obtaining the consent or approval of any other governmental authority.

                    (c)    When  the  necessary consents  or  approvals  as
               referred to in paragraph (b) hereinabove have been obtained, and when certificates for the Stock have been executed by Southern, countersigned and registered by the transfer agent and registrar and delivered for a consideration in accordance with the provisions of the Plan, the Stock will be valid and legally issued, fully paid and nonassessable
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          The Southern Company
          March 31, 1995
          Page 2

               shares of Southern, and the holders thereof will be entitled to the rights and privileges appertaining thereto as set forth in Southern's Certificate of Incorporation, as amended.

               We hereby consent to the filing of this opinion as an exhibit to the registration statement.

                                             Very truly yours,

                                             /s/ Troutman Sanders
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